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                                                                 EXHIBIT 23.01

                                SCANA CORPORATION




INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Registration Statements No. 333-18973 and No. 333-87281 on Forms S-8 Registration Statement No. 333-78227 on Form S-4 and Registration Statements No. 333-86803 and No. 333-90073 on Forms S-3 of our report dated February 10, 2000 appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1999.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March  24,  2000





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                                                                Exhibit 23.02


                      SOUTH CAROLINA ELECTRIC & GAS COMPANY





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-86387 of South Carolina Electric & Gas Company on Form S-3 of our report dated February 10, 2000 appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 1999.






s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March  24,  2000